Exhibit 10.36

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND Amendment to Credit Agreement (the “Amendment”) is made and entered into as of April 26, 2006, by and between BANK OF THE WEST (the “Bank”) and ALPHATEC SPINE, INC. (the “Borrower”) with respect to the following:

This Amendment shall be deemed to be a part of and subject to that certain Credit Agreement dated as of January 24, 2006, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the “Agreement”). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify he Agreement.

NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

1.	Modification of Authorization to Charge (Accounts(s). Section 2.4 of the Agreement is modified and amended as follows: The deposit account, which is currently account no. 672-008281, is hereby modified to be account no. 672-017696.

2.	Conditions Precedent. As a condition precedent to the effectiveness of this Amendment, Borrower agrees to pay to Bank a fee of $1.

3.	Representations and Warranties. The Borrower hereby reaffirms the representations and warranties contained in the Agreement and represents that no event, which with notice or lapse of time, could become an Event of Default, has occurred or is continuing.

4.	Confirmation of Other Terms and Conditions of the Agreement. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

5.	Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of California to which jurisdiction the parties hereto hereby consent and submit.

6.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK: BANK OF THE WEST		BORROWER: ALPHATEC SPINE, INC.

BY:	/s/ Jack Lenhof	BY:	/s/ Stephen Dixon
NAME:	Jack Lenhof, Vice President	NAME:	Stephen Dixon, Vice President and Chief Financial Officer
ADDRESS:

2051 Palomar Airport Road, Suite 100 Carlsbad, CA 92011

ACKNOWLEDGMENT AND CONSENT BY GUARANTOR

The undersigned ALPHATEC SPINE, INC., hereby consent and agree to the foregoing and all prior amendments to the Credit Agreement dated as of January 24, 2006 (the “Credit Agreement’), by and between ALPHATEC SPINE, INC. (“Borrower”) and BANK OF THE WEST (“Bank”). We specifically acknowledge and agree that each guaranty executed by the undersigned in favor of Bank covers all of the obligations of Borrower under the Credit Agreement as so amended. The undersigned represent and warrant to Bank that we remain fully aware of the Borrower’s financial condition and performance. The undersigned acknowledge that our consent to the amendment(s) is not required, nor is Bank obligated to provide us with notice of or obtain our consent to any future amendments.

/s/ Stephen Dixon
ALPHATEC HOLDINGS, INC.